UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

VICARIOUS SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39384	87-2678169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 868-1700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2026, Vicarious Surgical, Inc. (the “Company” or “Vicarious”) held a Special Meeting of Stockholders (the “Special Meeting”) at which the Company’s stockholders approved the transfer of all or substantially all of the Company’s assets through an assignment for the benefit of creditors subject to the Company’s Board of Directors (the “Board”) determining that such action was in the best interests of the Company.

On July 21, 2026, the Board (i) determined that the transfer of all or substantially all of the Company’s assets through an assignment for the benefit of creditors was in the best interests of the Company, and (ii) authorized the Company to enter into a general assignment for the benefit of creditors (the “Assignment Agreement”), by and between the Company and Vicarious Liquidation, LLC, a California limited liability company (the “Assignee”), which provides for the transfer of all or substantially all of the Company’s assets to the Assignee (the “Assignment”). The Company entered into the Assignment Agreement on July 21, 2026.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained above in Item 1.01 relating to the Assignment Agreement and the Assignment is hereby incorporated by reference into this Item 2.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2026, each of the members of the Board (Joseph Doherty, Stephen From, Adam Sachs, Sammy Khalifa, David Ho, Victoria Carr-Brendel, and Fuad Ahmad), each provided notice of his or her decision to resign from the Board and all committees thereof, effective upon the filing of the Form 15 with the Securities and Exchange Commission (the “SEC”). The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 21, 2026, in connection with the Assignment, the Company terminated the employment of each of Stephen From, the Company’s Chief Executive Officer, Adam Sachs, the Company’s President, Sammy Khalifa, the Company’s Chief Technology Officer, and Dr. Barry Greene, the Company’s Chief Medical Officer, effective as of the close of business on July 21, 2026. Messrs. From, Sachs and Khalifa are entitled to severance benefits pursuant to employment agreements.

The Company entered into an employment agreement with Mr. From pursuant to which Mr. From is entitled to receive a severance payment equal to $672,699. In addition, his outstanding equity awards with time-based vesting will vest in full.

The Company entered into an employment agreement with Mr. Sachs pursuant to which Mr. Sachs is entitled to receive a severance payment equal to $779,190. In addition, his outstanding equity awards with time-based vesting will vest in full.

The Company entered into an employment agreement with Mr. Khalifa pursuant to which Mr. Khalifa is entitled to receive a severance payment equal to $611,261. In addition, his outstanding equity awards with time-based vesting will vest in full.

The foregoing descriptions are qualified in their entirety by reference to the applicable employment agreements, which have previously been filed with the SEC. The severance payments described above represent the executives’ contractual entitlements under their respective employment agreements. The extent to which any amounts ultimately are paid will be determined in connection with the Assignment and applicable law.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 21, 2026, the Company held the Special Meeting. At the Special Meeting, the Company’s stockholders voted on one proposal, which is described in more detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on June 22, 2026. There were an aggregate of 13,493,572 shares of Class A common stock and Class B common stock present or represented by proxy at the Special Meeting, which represented approximately 69% of the outstanding total voting power of the shares of Class A common stock and Class B common stock entitled to vote at the Special Meeting (voting together as a single class), which constituted a quorum for the transaction of business. Holders of the Company’s Class A common stock were entitled to one vote for each share held as of close of business on June 10, 2026 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to 20 votes for each share held as of the Record Date.

The following action was taken at the Special Meeting:

1. To approve an assignment for the benefit of creditors followed by a voluntary dissolution and liquidation pursuant to a plan of dissolution, if our board of directors deems such action to be in our best interests and those of our stockholders, which approval shall include authorization for our board to abandon such assignment and dissolution.

Votes For	Votes Against	Abstentions
13,348,600	100,879	44.093

Item 8.01. Other Events.

Deregistration of Vicarious Class A Common Stock

On July 21, 2026, the Board determined to voluntarily terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended. On or about July 21, 2026, the Company intends to file a Form 15 with the SEC to voluntarily effect the deregistration of its common stock. The Company is eligible to deregister by filing Form 15 because it has fewer than 300 holders of record of its common stock. Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects the deregistration to become effective ninety (90) days after filing the Form 15 with the SEC.

Plan of Dissolution

On July 21, 2026, the Company’s stockholders approved the voluntary dissolution and liquidation (the “Dissolution”) of the Company pursuant to a plan of dissolution which was filed as Appendix A to the Company’s definitive proxy statement filed with the SEC on June 22, 2026 (the “Plan of Dissolution”) subject to the Board determining that such action was in the best interests of the Company.

On July 21, 2026, the Board (i) determined that the Dissolution was in the best interests of the Company; and (ii) approved the Dissolution pursuant to Plan of Dissolution. Accordingly, the Company intends to file a Certificate of Dissolution with the Delaware Secretary of State dissolving the Company on or about July 22, 2026.

The foregoing description of the Plan of Dissolution does not purport to be complete and is qualified in its entirety by reference to the Plan of Dissolution, which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference.

Assignment

Under the Assignment, creditors are expected to have priority over stockholders with respect to distributions from the assigned assets, and stockholders are not expected to receive any distribution unless assets remain after satisfaction of all liabilities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	General Assignment for the Benefit of Creditors, dated July 21, 2026, by and between Vicarious Surgical, Inc. and Vicarious Liquidation, LLC
10.2	Plan of Dissolution (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed on Schedule 14A on June 22, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICARIOUS SURGICAL INC.

	By:	/s/ Stephen From
Stephen From
Chief Executive Officer

Date: July 21, 2026

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